INDEPENDENT AUDITORS' CONSENT

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated April 16, 2007, relating to the consolidated financial statements of Sustut Exploration, Inc.

We also consent to the reference to our firm under the caption "Experts" in the Registration Statement.

/s/ Gately & Associates, LLC.

GATELY & ASSOCIATES, LLC.

Altamonte, Florida
May 21, 2007